AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement"), dated as of the 3rd day of January 2003, by and between Shaft, Inc., a Nevada corporation ("Shaft"), and Elegant Concrete Technologies, Inc., a New York corporation ("Elegant"), and the shareholders of Elegant ("Shareholders"), with reference to the following:

               A. Shaft is a Nevada corporation organized on March 9, 1990. Shaft has authorized capital stock of 100,000,000 shares of common stock, $.001 par value ("Shaft Common Stock"), of which 702,755 shares are issued and outstanding.

               B. Elegant is a privately held corporation organized under the laws of the State of New York on April 3, 2002. Elegant has authorized capital stock of 20,000 shares of common stock, $1.00 par value
          ("Elegant Common Stock"), of which 167 2/3 shares are issued and outstanding.

               C. The respective Boards of Directors of Shaft and Elegant have deemed it advisable and in the best interests of Shaft and Elegant that Elegant be acquired by Shaft, pursuant to the terms and conditions set forth in this Agreement.

               D. Shaft and Elegant propose to enter into this Agreement which provides among other things that all of the outstanding shares of Elegant Common Stock be acquired by Shaft, in exchange for 500,000 shares of Shaft Common Stock and such additional items as more fully described in the Agreement.

               E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                 THE ACQUISITION

         1.01 At the Closing, a total of 167 2/3 shares of Elegant Common Stock, which represents all of the outstanding shares of Elegant, shall be acquired by Shaft in exchange for 500,000 restricted shares of Shaft Common Stock (the "Shaft Shares"). The Shaft Shares shall be issued as set forth in Exhibit A to this Agreement.

         1.02 At the Closing, the Elegant shareholders will deliver certificates for the outstanding shares of Elegant Common Stock, duly endorsed so as to make Shaft the sole holder thereof, free and clear of all claims, and encumbrances and Shaft shall deliver a transmittal letter directed to the transfer agent of Shaft directing the issuance of the Shaft Shares to the shareholders of Elegant as set forth on Exhibit A of this Agreement.



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         1.03 Following the  reorganization  the cancellation of shares detailed in Article 2.02(d) below, there will be a total of 994,000 shares of Shaft Common Stock issued and outstanding.

         1.04 Following the reorganization, Elegant will be a wholly owned subsidiary of Shaft.

                                    ARTICLE 2
                                   THE CLOSING

         2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at on or before January 6, 2003, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

         2.02 The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

         (a) Alan Hillsberg and Anthony Costanzo will be appointed to, and shall be the sole members of, the Board of Directors of Shaft. Jennifer Harris shall resign as a director of Shaft.

         (b) Jennifer Harris, who is currently the sole officer of Shaft, will resign as an officer of Shaft and Alan Hilsberg will be appointed President of Shaft., and Anthony Costanzo will be appointed Chief Financial Officer, Secretary and Treasurer of Shaft.

         (c) Shaft shall obtain the necessary approval to amend its Articles of Incorporation to change the name of the Company to Elegant Concrete Technologies, Inc., or such similar name as is available in the State of Nevada.

         (d) Shaft shall acquire and cancel 208,755 shares of Shaft Common Stock leaving 494,000 shares of Shaft Common Stock outstanding.

         (e) Shaft will obtain the necessary approval to forward split its issued and outstanding Shaft Common Stock on a ten for one basis following the Closing of this Agreement.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF SHAFT

         Shaft hereby represents and warrants to Elegant as follows:

         3.01   Attached hereto is each of the following:

                  (a) Financial Statements. Audited financial statements of Shaft including, but not limited to, balance sheets and profit and loss statements from the fiscal years end 2000, 2001 and unaudited financial statements through 9/30/2002, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Shaft at the dates thereof. (Schedule A)



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                  (b)  Property.   An  accurate  list  and  description  of  all
         property, real or personal, owned by Shaft of a value equal to or greater than $1,000.00. (Schedule B.)

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Shaft incurred or owing as of the date of this Agreement. (Schedule C.1.)

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Shaft is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Shaft (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2002, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

                  (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Shaft for the repayment of borrowed money. (Schedule E.)

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

                  (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Shaft together with all amendments thereto to the date hereof. (Schedule G.)

                  (h) Shareholders. A complete list of all persons or entities holding capital stock of Shaft (as certified by Shaft's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of Shaft (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

                  (i) Officers and Directors. A complete and current list of all Officers and Directors of Shaft, each of whom shall resign effective as of the Closing Date. (Schedule I.)



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                  (j) Salary  Schedule.  A complete  and  accurate  list (in all material respects) of the names and the current salary rate for each present employee of Shaft who received $1,000.00 or more in aggregate compensation from Shaft whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive compensation from Shaft whether in a salary, bonus or otherwise in excess of $1,000.00 during the year ending December 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of Shaft. (Schedule J.)

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Shaft threatened, which may materially and adversely affect Shaft. (Schedule K.)

                  (l) Tax Returns. Accurate copies of all Federal and State tax returns for Shaft for the last fiscal year. (Schedule L.)

                  (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Shaft under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

                  (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Shaft has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Shaft is qualified to do business and is in good standing. (Schedule O.)

                  (p) Subsidiaries. A complete list of all subsidiaries of Shaft. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which SHAFT has an interest, direct or indirect.

                  (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Shaft, if any. (Schedule Q.)

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Shaft may have, other than those listed in the schedule on Union Matters. (Schedule R.)


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                  (s) Employee  Benefit Plans.  Complete and accurate  copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Shaft in effect on the date hereof or to become
         effective  after  the  date  thereof,   together  with  copies  of  any
         determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

                  (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Shaft as an insured or beneficiary or as a loss payable payee or for which Shaft has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Shaft regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Shaft as beneficiary covering the business activities of Shaft. (Schedule T.)

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of Shaft, including presently effective contracts of Shaft or(?) to be assigned to Shaft, accounting for the principle revenues of Shaft, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2000. (Schedule U.)

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Shaft. (Schedule V.)

3.02 Organization, Standing and Power. Shaft is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03 Qualification. Shaft is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Shaft is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04 Capitalization of Shaft. The authorized capital stock of Shaft consists of 100,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 702,755 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the Shaft Common Stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Shaft.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized



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action  and  approval  by the Board of  Directors,  on the part of  Shaft.  This
Agreement constitutes the valid and binding obligation of Shaft enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Shaft and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Shaft's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Shaft is a party or bound by.

3.06 Absence of Undisclosed Liabilities. Shaft has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, Shaft shall have no assets or liabilities other than those resulting from the acquisition of Elegant.

3.07 Absence of Changes. Since December 31, 2001 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Shaft, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01

3.08 Tax Matters. All taxes and other assessments and levies which Shaft is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Shaft in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Shaft income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Shaft or its shareholders are a party or by which Shaft or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Shaft or any securities representing the right to purchase or otherwise receive any such capital stock of Shaft.

3.10 Title to Assets. Except for liens set forth in Schedule C, Shaft is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Shaft is a party are valid and in full force and effect on the date hereof, and Shaft has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Shaft.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Shaft or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Shaft. Shaft has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of Shaft and except as set forth in Schedule K, Shaft is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Shaft.

3.14 Brokers and Finders. Shaft shall be solely responsible for payment to any broker or finder retained by Shaft for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. Shaft has not agreed to pay any fees or commissions to any party.

3.15 Accuracy of Information. No representation or warranty by Shaft contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Elegant pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16 Subsidiaries. Except as listed in Schedule P, Shaft does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Shaft or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. Neither Shaft, nor any person acting on behalf of Shaft has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Shaft (b) any customer, supplier or competitor of Shaft or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Shaft or (c) any political party or any candidate for elective political office nor has any fund or other asset of Shaft been maintained that was not fully and accurately recorded on the books of account of Shaft.

3.19 Copies of Documents. Shaft has made available for inspection and copying by Elegant and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Shaft with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Shaft, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Shaft or adversely affect the objectives of this Agreement with respect to Elegant including, but not limited to, the issuance and subsequent trading of the shares of Shaft Common Stock to be received hereby, subject to compliance by the shareholders of Elegant with applicable law.

3.20 Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.21 Related Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

3.22 No Operations. Shaft has not conducted any substantial business operations for the sale and/or delivery of products and/or services since September 2000.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                       ELEGANT CONCRETE TECHNOLOGIES, INC.

         Elegant hereby represents and warrants to Shaft as follows:

4.01  Elegant  shall deliver to Shaft, on or before Closing, the following:



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                  (a) Financial  Statements.  Unaudited  balance  sheets as of a recent date and audited financial statements delivered within 60 days of closing. Elegant has no material liabilities other than ordinary expenses of organization and regular contracts for the delivery of concrete. (Schedule AA)

                  (b)  Property.   An  accurate  list  and  description  of  all
         property, real or personal owned by Elegant of a value equal to or greater than $1,000.00. (Schedule BB)

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Elegant incurred or owing as of the date of this Agreement. (Schedule CC.1.)

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Elegant is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Elegant (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2002 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

                  (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Elegant for the repayment of borrowed money. (Schedule EE.)

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

                  (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Elegant, together with all amendments thereto to the date hereof. (Schedule GG.)

                  (h) Shareholders. A complete list of all persons or entities holding capital stock of Elegant or any rights to subscribe for, acquire, or receive shares of the capital stock of Elegant (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)




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                  (i) Officers and Directors. A complete and current list of all officers and Directors of Elegant. (Schedule II.)

                  (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Elegant who received $1,000 or more in aggregate compensation from Elegant whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from Elegant a salary in excess of $1,000.00 during the year ending December 31, 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Elegant threatened, which may materially and adversely affect Elegant. (Schedule KK.)

                  (l) Tax Returns. Accurate copies of all Federal and State tax returns for Elegant, if any. (Schedule LL.)

                  (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Elegant under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

                  (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Elegant has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Elegant is qualified to do business and is in good standing. (Schedule OO.)

                  (p) Subsidiaries. A complete list of all subsidiaries of Elegant. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Elegant has an interest, direct or indirect.

                  (q) Union Matters.  An accurate list and  description  (in all
         material   respects  of  union  contracts  and  collective   bargaining
         agreements of Elegant, if any. (Schedule QQ.)

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Elegant may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

                  (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Elegant in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

                  (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Elegant as an insured or beneficiary or as a loss payable payee or for which Elegant has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Elegant regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Elegant as beneficiary covering the business activities of Elegant. (Schedule TT.)

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of Elegant, including all presently effective contracts of Elegant to be assigned to Elegant, accounting for the principle revenues of Elegant, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (Schedule UU.)

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Elegant. (Schedule VV.)

4.02 Organization, Standing and Power. Elegant is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03 Qualification. Elegant is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Elegant is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04 Capitalization of Elegant. The authorized capital stock of Elegant consists of 20,000 shares of Common Stock, par value $1.00 per share, of which the only shares issued and outstanding are 167 2/3 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Elegant stock.

4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Elegant. This Agreement constitutes the valid and binding obligation of Elegant , enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Elegant and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Elegant's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Elegant is a party or bound.

4.06 Absence of Undisclosed Liabilities. Elegant has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Elegant , except for changes resulting from completion of those transactions described in Section 5.02.

4.08 Tax Matters. All taxes and other assessments and levies which Elegant is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Elegant in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Elegant income or business prior to the Closing Date.

4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Elegant or its shareholders are a party or by which Elegant or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Elegant or any securities representing the right to purchase or otherwise receive any such capital stock of Elegant .

4.10 Title to Assets. Except for liens set forth in Schedule CC, Elegant is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Elegant is a party are valid and in full force and effect on the date hereof, and Elegant has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Elegant.

4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Elegant , threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Elegant . Elegant has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of Elegant and except as set forth in Schedule KK, Elegant is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Elegant. .

4.14 Broker and Finders. Elegant shall be solely responsible for payment to any broker or finder retained by Elegant for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

4.15 Accuracy of Information. No representation or warranty by Elegant contained in this Agreement and no statement contained in any certificate or other instrument  delivered  or  to  be  delivered  to  Shaft  pursuant  hereto  or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16 Subsidiaries. Except as listed in Schedule PP, Elegant does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Elegant or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18 Improper Payments. No person acting on behalf of Elegant has made any payment or otherwise transmitted anything of value, directly or indirectly, to
(a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Elegant , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Elegant been maintained that was not fully and accurately recorded on the books of account of Elegant.

4.19 Copies of Documents. Elegant has made available for inspection and copying by SHAFT and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Elegant with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Elegant or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. Each shareholder of Elegant represents and warrants to Shaft that the shares of Shaft being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

5.01 Conduct and Transactions of Shaft. During the period from the date hereof to the date of Closing, Shaft shall:

                  (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

                  (b) Maintain its records and books of account in a manner that
         fairly  and  correctly  reflects  its  income,  expenses,   assets  and
         liabilities.

         Shaft shall not during such period, except in the ordinary course of business, without the prior written consent of Elegant :

                  (c) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

                  (d) Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (e) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (f) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (g) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

                  (h)  Incur  any  indebtedness  for  borrowed  money,   assume,
         guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

                  (i) Make any material change in its insurance coverage;

                  (j) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (k) Enter into any agreement or make any commitment to any labor union or organization;

                  (l)  Make any capital expenditures.

5.02 Conduct and Transactions of Elegant . During the period from the date hereof to the date of Closing, Elegant shall:

                  (a) Obtain an investment letter from each shareholder of Elegant in a form substantially like that attached hereto as Exhibit B.

                  (b) Conduct the operations of Elegant in the ordinary course of business.

         Elegant shall not during such period, except in the ordinary course of business, without the prior written consent of Shaft:

                  (c) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Elegant;

                  (d) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (e) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (f) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (g) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

                  (h)  Incur  any  indebtedness  for  borrowed  money,   assume,
         guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

                  (i)    Make  any  material change in its insurance coverage;

                  (j) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (k) Enter into any agreement or make any commitment to any labor union or organization;

                  (l) Make any material capital expenditures in excess of $1,000.00.

                  (m) Allow any of the foregoing actions to be taken by any subsidiary of Elegant.

                                    ARTICLE 6
                              RIGHTS OF INSPECTION

6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Shaft and Elegant agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Shaft or Elegant, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Shaft and Elegant will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

7.01 Conditions to Obligations of Elegant. The obligation of Elegant to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Elegant .

                  (a) Representations and Warranties. The representations and warranties of Shaft set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. Shaft shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Shaft shall have complied in all material respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. Shaft shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Elegant that Shaft has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Execution of this Agreement by the shareholders of Elegant and any consents necessary for or approval of any party listed on any Schedule delivered by Shaft whose consent or approval is required pursuant thereto shall have been obtained.

                  (e) Statutory Requirements. All statutory requirements for the valid consummation by Shaft of the transactions contemplated by this Agreement shall have been fulfilled.

                  (f) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Shaft for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (g) Changes in Financial Condition of Shaft. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Shaft, except expenditures in furtherance of this Agreement.

                  (h) Absence of Pending Litigation. Shaft is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                  (i) Authorization for Issuance of Stock. Elegant shall have received in form and substance satisfactory to counsel for Elegant a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Shaft to issue stock certificates representing ownership of Shaft common stock to Elegant shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

                  (j) Books and records. Shaft shall delivery to Anthony Costanzo all books and records of Shaft.

7.02 Conditions to Obligations of Shaft. The obligation of Shaft to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Shaft.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Elegant, which in the opinion of Shaft, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Elegant set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. Elegant shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Elegant shall have complied in all respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. Elegant shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Shaft that Elegant has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Elegant, whose consent or approval is required pursuant thereto, shall have been obtained.

                  (e) Financial Statements. Shaft shall have been furnished with an unaudited balance sheet of Elegant as of a recent date and audited financial statements within 60 days from date of closing.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by Elegant of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Elegant for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (h)  Employment   Agreements.   Existing  Elegant   employment
         agreements will have been delivered to counsel for Shaft.

                  (i) Changes in Financial Condition of Elegant . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Elegant, except expenditures in furtherance of this Agreement.

                  (j) Absence of Pending Litigation. Elegant is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                  (k) Shareholder Approval. The Elegant shareholders shall have approved this Agreement and Plan of Reorganization.


                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

8.02 Review of Securities and Exchange Commission Filings. The parties covenant and agree that Shaft, Inc. shall provide copies of drafts of all documents to be filed with the Securities and Exchange Commission during the [6] months following the date hereof to the former officers and directors of Shaft, Inc. by sending a copy of such drafts to Cletha A. Walstrand, Esq., 8 East Broadway, Suite 609, Salt Lake City, UT, 84111_for review at least three (3) business days prior to any actual filing with the Securities and Exchange Commission.

                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Shaft or Elegant pursuant hereto, or otherwise adopted by Shaft, by its written approval, or by Elegant by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Shaft or Elegant as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

                  (a) By mutual written consent of the Boards of Directors of Shaft and Elegant .

                  (b) By the Board of Directors of Shaft if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

                  (c) By the Board of Directors of Elegant if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. For the costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, Shaft shareholders shall bear the expenses incurred by Shaft, and Elegant shareholders shall bear the expenses incurred by Elegant.

                                   ARTICLE 11
                      EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01 Exchange of Shares. At the Closing, Shaft shall issue a letter to the transfer agent of Shaft with a copy of the resolution of the Board of Directors of Shaft authorizing and directing the issuance of Shaft shares as set forth on Exhibit A to this Agreement.

11.02 Restrictions on Shares Issued to Elegant . Due to the fact that Elegant will receive shares of Shaft Common Stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Shaft will contain the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

       If to "Shaft shareholders"            If to "Elegant shareholders"

       Shaft, Inc.                           Elegant Concrete Technologies, Inc.
       1981 East  Murray  Holiday  Road      20 Old Turnpike Road
       Salt Lake City, Utah       84117      Nanuet, NY 10954

       With copies to:                       With copies to:

       Cletha A. Walstrand, Esq.
       Lehman Walstrand & Associates, LLC
       8 East Broadway, Suite 609
       Salt Lake City,  UT  84111


12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by or on behalf of each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party against which such waiver is to be charged, such waiver right shall include, but not be limited to, the right of either party to:

                  (a) Extend the time for the performance of any of the obligations of the other;

                  (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

                  (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

                  (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

           Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Shaft or Elegant shall not constitute a waiver of the right to pursue other available remedies.

12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Shaft and Elegant and its shareholders.

12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.08 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         Executed as of the date first written above.

Shaft, Inc.                              Elegant Concrete Technologies, Inc.

By: /S/ Jennifer Harris                  By: /S/ Alan Hillsberg
    ---------------------------------        -------------------------------
    Jennifer Harris, President           Alan Hillsberg, President

The following shareholders, directors and officers of Elegant hereby confirms, to the best of their knowledge, the representations and warranties set forth herein in Article 4, acknowledge that Shaft and the Shaft shareholders are relying upon such confirmation, and hereby agree to indemnify Shaft and the Shaft shareholders for and defend them against all claims, judgments, damages, direct losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees, both in defending any third party claim and in enforcing this indemnity) (collectively, "Losses") arising out of or resulting from any confirmed breach of any such representation or warranty, to the extent, but only to the extent, such Losses in the aggregate exceed $10,000. Such indemnification shall be for a period of twelve months from date of closing of this Agreement.


The undersigned hereby approves the Agreement and Plan of Reorganization with Shaft, Inc. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Shaft, Inc. and understands its terms and conditions.

Shareholders of Elegant Concrete Technologies, Inc.

/S/ Alan Hillsberg                          Date: 1/6/03
-------------------                               ------
Alan Hillsberg

/S/ Anthony Costanzo                        Date: 1/6/03
--------------------                              ------
Anthony Costanzo


Hudson One Enterprises
/S/ Glen Schaeffer                          Date: 1/6/03
-------------------                               ------
By:  Glen Schaeffer
Its:   President


The following officer of Shaft hereby confirms, to the best of her knowledge, the representations and warranties set forth herein in Article 3, and acknowledges that Elegant and the Elegant shareholders are relying upon such confirmation, and hereby agree to indemnify Elegant and the Elegant shareholders for and defend them against all claims, judgments, damages, direct losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees, both in defending any third party claim and in enforcing this indemnity) (collectively, "Losses") arising out of or resulting from any breach of any such confirmed representation or warranty, to the extent, but only to the extent, such Losses in the aggregate exceed $10,000 and such Losses occurred during the period of September 1, 2000 through closing of this Agreement and further provided that any indemnification shall be limited to no more than $100,000. Such indemnification shall be for a period of twelve months from date of closing of this Agreement.


/S/ Jennifer Harris                                      Date: 1/6/03
----------------------                                        --------
Jennifer Harris

                                    EXHIBIT A



           Name of                                  Number of
         Shareholder                                 Shares
         -----------                                 ------

         Alan Hillsberg                             300,000

         Anthony Costanzo                            25,000

         Hudson One Enterprises                     175,000

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:           Shaft, Inc.

SECURITY:         Common Stock, par value $.001

QUANTITY:         Shares (the "Securities")

         In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

         (1) Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

         (2) Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

         (3) Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

         (4) Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

         (5) Sales Not Under Rule 144. I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

         (6) Stop Transfer Instructions. I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

         (7) Additional Representations and Warranties. In addition, I represent and warrant:

                  (i) That I have had the opportunity to ask questions of, and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

                  (ii) That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

                  (iii) That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

                  (iv) That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

                  (v) That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

                  (vi) That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

                                        SIGNATURE OF PURCHASER

Date: 1/6/03
      ------

                                        /S/ Alan Hillsberg
                                        ---------------------

                                        /S/ Anthony Costanzo
                                        ---------------------


                                        HUDSON ONE ENTERPRISES

                           By:          /S/ Glen Schaeffer
                                        -------------------
                           Its:         President